NEWS RELEASE

CONTACTS: Media Meghan Cox Manager Corporate Communications T - (412) 433-6777 E - mmcox@uss.com	Investors/Analysts Dan Lesnak General Manager Investor Relations T - (412) 433-1184 E - dtlesnak@uss.com

FOR IMMEDIATE RELEASE:
UNITED STATES STEEL CORPORATION PROVIDES FULL-YEAR 2018 GUIDANCE

PITTSBURGH, March 12, 2018 – Today, United States Steel Corporation (NYSE: X) provided full-year 2018 guidance. The guidance reads as follows.
Given the market dynamics primarily related to President Trump’s recent order, which imposes a 25% tariff on steel imports from certain countries resulting from the Section 232 national security investigation, and the announced restart of one blast furnace and the steelmaking facilities at Granite City Works, the Company is providing full-year 2018 guidance. The Company believes the impacts on market conditions from the Section 232 actions will become clearer over the next several months, which may affect our results. The Company is anticipating incremental shipments of approximately 100,000 tons per month from Granite City Works once the restart process is completed. The Company expects the benefits from these actions will be primarily reflected in our results in the second half of the year, as recent price changes become more fully realized for spot and contract volumes, and shipments increase from Granite City Works.

The Company continues to believe first quarter EBITDA will be approximately $250 million. Based on the Company’s assessment of potential market conditions resulting from the Section 232 actions, and increased shipments from Granite City Works, the Company currently expects full-year 2018 EBITDA of approximately $1.7 billion.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This release contains information that may constitute “forward-looking statements” within the meaning of Section 27 of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “will” and similar expressions or by using future dates in connection with any discussion of, among other things, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume growth, share of sales and earnings per share growth, and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Our Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company's historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to the risks and uncertainties described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, and those described from time to time in our future reports filed with the Securities and Exchange Commission. References to "we," "us," "our," the "Company," and "U. S. Steel," refer to United States Steel Corporation and its consolidated subsidiaries.

UNITED STATES STEEL CORPORATION
Reconciliation of 2018 EBITDA Guidance

Year ended
(Dollars in millions)	December 31, 2018
Projected net earnings attributable to United States Steel Corporation included in guidance	$885
Estimated income taxes	50
Estimated net interest and other financial costs	270
Estimated depreciation, depletion and amortization	495
Projected annual EBITDA included in guidance	$1,700

We believe that EBITDA, a non-GAAP measure, considered along with net earnings, is a relevant indicator of trends relating to our operating performance and provides management and investors with additional information for comparison of our operating results to the operating results of other companies. EBITDA is used by analysts to refine and improve the accuracy of their financial models that utilize enterprise value. EBITDA should not be considered a substitute for net earnings or other financial measures as computed in accordance with U.S. GAAP and is not necessarily comparable to similarly titled measures used by other companies.

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United States Steel Corporation, headquartered in Pittsburgh, Pa., is a leading integrated steel producer and Fortune 300 company with major operations in the United States and Central Europe. For more information about U. S. Steel, please visit www.ussteel.com.